EXECUTIVE EMPLOYMENT AGREEMENT


              AGREEMENT, dated as of 9/1/96, by and between DIANON Systems, Inc., a Delaware corporation having offices at 200 Watson Boulevard, Stratford, Connecticut 06497 (the "Company"), and Richard A. Sandberg, whose residence is 233 Brushy Ridge Road, New Canaan, Connecticut 06840 (the "Executive").

              The Company's Board of Directors (the "Board") considers the continued services of key executives of the Company to be in the best interest of the Company and its stockholders.

              The Board desires to assure, and has determined that it is appropriate and in the best interests of the Company and its stockholders to reinforce and encourage, the continued attention and dedication of key executives of the Company to their duties with-out personal distraction or conflict of interest in circumstances arising from the possibility or occurrence of a change in control of the Company.

              In consideration of the premises and the covenants and agreements con-tained herein, and other good and valuable consideration, the Company and the Executive agree as follows:

         1. Services During Certain Events. In the event a proposal is made to effect a Change in Control (as defined in Section 3 hereof), the Executive agrees that he will not voluntarily leave the employ of the Company and will render the services contemplated in the recitals of this Agreement until such proposal for a Change in Control is terminated or abandoned or until a Change in Control has occurred, except as otherwise provided in Section 2 hereof.

         2. Termination. For purposes of this Agreement, a "Termination" shall be deemed to have occurred in the event that the Executive's employment by the Company is terminated at any time from 90 days prior to a Change in Control to two years following a Change in Control:

              (a) by the Company for reasons other than "cause" (as defined in Section 6 hereof), "disability" (as defined in Section 6 hereof), death or attainment of age 65;

              (b) by the Executive following the occurrence of any of the following events without the Executive's consent:

                     (i) the assignment of the Executive to any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status immediately preceding such Change in Control, or a change in his reporting responsibilities or titles within the Company in effect at such time resulting in a reduction of his responsibilities or position at the Company;

                    (ii) a reduction of the Executive's annual salary;

                   (iii) a material reduction in any year of the ratio of incentive compensation or fringe benefits received by the Executive pursuant to any bonus, incentive or fringe benefit plan (the "Benefit Plan") to his annual salary in such year, which reduction is greater than the average reduction in the ratio of such incentive compensation

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         or fringe benefits to annual salary received by all participants  under the Benefits Plans;

                    (iv) a material increase in the amount of travel normally required of the Executive in connection with his employment by the Company, or the transfer of the Executive to a location requiring a change in his residence; or

                     (v) any  failure by the  Company to comply with and satisfy
         Section 8 of this Agreement; or

              (c) by the Executive, if he determines, in his sole discretion, during the 60-day period commencing 180 days following a Change in Control, that due to the Change in Control he can no longer effectively perform his duties. For purposes of this Agreement, any determination by the Executive pursuant to the preceding sentence shall be conclusive.

         3. Change in Control. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if:

              (a) individuals who, as of the date hereof, constitute the entire Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the then In-cumbent Directors (other than an election or nomination of an individual whose assumption of office is the result of an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall be, for purposes of this Agreement, considered as though such individual were an Incumbent Director; or

              (b)  the  shareholders  of  the  Company  shall  approve  (i)  any consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company) or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an "Acquisition Transaction") where (x) the shareholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares representing in the aggregate more than 65% of (A) the then outstanding common stock of the corporation surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the "Surviving Corporation") (or of its ultimate parent corporation, if any) and (B) the Combined Voting Power (as defined below) of the then outstanding Voting Securities (as defined below) of the Surviving Corporation (or of its ultimate parent corporation, if any) or (y) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the Board of Directors of the Surviving Corporation (or of its ultimate parent corporation, if any) or
(ii) any plan or proposal for the liquidation or dissolution of the Company; or

              (c) any Person (as defined below) shall become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 30% or more of either (i) the then outstanding shares of the Company Common Stock

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("Common  Stock"),  or (ii) the Combined  Voting  Power of all then  outstanding
Voting Securities of the Company; provided, however, that notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to have occurred for purposes of this subsection (c) solely as the result of:

                    (i) the acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any Person to 30% or more of the shares of Common Stock then out-standing or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to 30% or more of the Combined Voting Power of all then outstanding Voting Securities; or

                   (ii) an acquisition of securities if the Incumbent Directors at the time of the initial approval of such acquisition would not immediately after (or otherwise as a result of) such acquisition constitute a majority of the Board;

                        (A) any conversion of a security that was not acquired directly from the Company; or

                        (B) any acquisition of securities if the Incumbent Directors at the time of the initial approval of such acquisition would not immediately after (or otherwise as a result of) such acquisition constitute a majority of the Board;

provided, however, that if any Person referred to in subsections (i) or (ii) of this clause (c) shall thereafter become the beneficial owner of any additional shares of the Company Common Stock or other Voting Securities of the Company (other than pursuant to a stock split, stock dividend or similar transaction or an acquisition exempt under such subsection (ii)), then a Change in Control shall be deemed to have occurred for purposes of this clause(c).

              (d) Notwithstanding anything contained in this Agreement to the contrary, if the Executive experiences a Termination prior to a Change in Control and the Executive reasonably demonstrates that such Termination (A) was at the request of a Third Party (as defined below) or (B) otherwise occurred in connection with or in anticipation of a Change in Control, then for all purposes of the Agreement, the date of such Change in Control shall mean the date immediately prior to the date of such Termination.

              For purposes of this Agreement:

              "Person" shall mean any individual, entity (including, without limitation, any corporation, partnership, trust, joint venture, association or governmental body and any successor to any such entity) or group (as defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that Person shall not include the Executive, the Company, any of its majority-owned subsidiaries, any executive benefit plan of the Company or any of its majority-owned subsidiaries or any entity organized, appointed or established by the Executive, the Company or any of its majority-owned subsidiaries for or pursuant to the terms of any such plan, or any of their affiliates;

              "Voting Securities" shall mean all securities of a corporation having the right under ordinary circumstances to vote in an election of the board of directors of such corporation;

              "Combined Voting Power" shall mean the aggregate votes entitled to be case generally in the election of directors of a corporation by holders of then outstanding Voting Securities of such corporation; and

              "Third Person" shall mean a third party who has indicated an intention, or taken steps reasonably calculated, to effect a Change in Control.

         4. Rights and Benefits upon Termination or Change in Control.

              (a) Severance Payment. Subject to Section 6 and 11(a) hereof, in the event of a Termination the Company shall pay the Executive, in twelve equal monthly installments beginning no later than 30 days following the Executive's Termination, (i) the greater of the Executive's annual salary as in effect immediately prior to (x) the Termination or (y) a Change in Control plus (ii) if a Change of Control could have been deemed to occur as a result of meeting the conditions set forth in paragraph 3(a) hereof (whether or not such conditions were the sole reason for a Change of Control), the most recent annual bonus paid the Executive. In the event of the Executive's death, such payments shall be made to Executive's estate or other legal representative.

              (b) Stock Options. Immediately prior to a Change in Control, all out-standing options to buy Company stock held by the Executive, other than options granted pursuant to the Company's Employee Stock Purchase Plan, shall become fully vested and immediately exercisable.

              (c) Restricted Stock. Immediately prior to a Change in Control, any (i) repurchase agreement or (ii) right of first refusal agreement between the Executive and the Company with respect to the Company stock shall terminate and the Executive's ownership of all shares of Company stock shall fully vest.

         5. Certain Additional Payments by the Company. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, distribution or other action by the Company to or for the benefit of the Executive, whether pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive, if such Executive has been employed by the Company for five years or more, shall be entitled to receive from the Company at the time such Excise Tax is due an additional payment (a "Gross-Up Payment") in any amount reasonably calculated by the Company's independent auditors such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

         6. Conditions to the Obligations of the Company. The rights and benefits provided in Section 4 hereof shall not accrue to the Executive if any of the following events shall occur:

              (a) The Company shall terminate the Executive's employment for "cause." For purposes of this Agreement, termination of employment for "cause" shall mean (i) the Executive's conviction for, or plea of nolo contendere to, a felony, (ii) the Executive's engaging in fraud, misappropriation, embezzlement or other act or acts of dishonesty resulting in, or intended to result in, substantial personal enrichment of the Executive at the expense of the Company or (iii) the Executive's intentional and continual failure substantially to perform his duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness) which failure has continued for a period of at least 30 days after a written notice of demand for substantial performance has been delivered to the Executive specifying in reasonable detail the manner in which the Executive has failed to substantially perform. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Executive a copy of a resolution (x) duly adopted by three-quarters of the entire membership of the Board, at a meeting called and held for such purpose after reasonable notice to Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board, and (y) finding that in the good faith opinion of the Board, Executive was guilty of conduct described in the preceding sentence and specifying the particulars of such conduct in detail.

              (b) Following a Termination, the Executive shall not, upon receiving a written request to do so, resign as a director and/or officer of the Company and of each subsidiary and affiliate of the Company of which he is then serving as a director and/or officer.

              (c) The Company shall terminate the Executive's employment for "disability." For purposes of this Agreement, "disability" shall mean a physical or psychological condition of the Executive which renders him unable to perform his duties for the Company for a period for six months or longer, as confirmed in writing by the Executive's independent physician.

         7. Arbitration and Expenses.

              (a) Any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration, conducted before a panel of three arbitrators in Stamford, Connecticut, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall be approved by both the Company and the Executive and their decision shall be binding on the parties and conclusive for all purposes. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The expense of such arbitration shall be borne by the Company.

              (b) The Company shall pay or reimburse the Executive for all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Executive as a result of any claim, action or proceeding (including, without limitation, a claim, action or proceeding by the Executive against the Company) arising out of, or challenging the validity, advisability or enforceability of, this Agreement or any provision hereof.

         8. Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used herein, "the Company" shall include any successor to all or substantially all of the Company's business or assets which executes and delivers an agreement provided for in this Section 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         9. Notice of Termination. Any termination of the Executive's employment by the Company shall be communicated to the Executive at the address set forth above (or such other address as the Executive shall have notified the Company in writing for purposes of this Agreement) in a written notice and, except for termination for "cause," shall specify a termination date no sooner than 15 days after the giving of such notice.

         10. Term of Agreement. This Agreement shall terminate on the fifth anniversary of the date hereof; provided, however, that this Agreement shall automatically renew for successive one-year terms unless the Company's Board of Directors notifies the Executive in writing at least 30 days prior to an expiration date that it does not wish to renew the Agreement for an additional term; and provided further that if a Change in Control occurs during the term of an additional term of this Agreement, the Agreement shall continue in effect for two years following such Change in Control.

         11. Miscellaneous.

              (a) Duty to Mitigate: Other Severance Payments. If a Termination is deemed to occur, the Executive shall during the one-year period subsequent to his Termination notify the Company of any employment when obtained, and the severance payment provided under Section 4(a) hereof shall be offset by any compensation, which he receives from such employment during the one-year period subsequent to this Termination. Furthermore, the severance payment provided under Section 4(a) hereof shall also be offset by any other severance payment which the Executive receives under any employment agreement with the Company, including damages for breach of any such agreement.

              (b) Assignment. No right, benefit or interest hereunder shall be subject to assignment, anticipation, alienation, sale, encumbrance, charge, pledge, hypothecation or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process; provided, however, that the Executive may assign any right, benefit or interest hereunder if such assignment is permitted under the terms of any plan or policy of insurance or annuity contract governing such right, benefit or interest.

              (c) Construction of Agreement. Nothing in this Agreement shall be construed to amend any provision of any plan or policy of the Company. This Agreement is not, and nothing herein shall be deemed to create, a commitment of continued employment of the Executive by the Company.

              (d) Amendment. This agreement may not be amended, modified or canceled except by written agreement of the parties.

              (e) Waiver. No provision of this Agreement may be waived except by a writing signed by the party to be bound thereby.

              (f) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

              (g) Taxes. Any payment or delivery required under this Agreement shall be subject to all requirements of the law with regard to withholding of taxes, filing, making of reports and the like, and the Company shall use its best efforts to satisfy promptly all such requirements.

              (h) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

              (i) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby.


                                            DIANON SYSTEMS, INC.


                                            By:  /s/ Kevin C. Johnson
                                               -------------------------


                                            /s/ Richard A. Sandberg
                                            ----------------------------
                                            Richard A. Sandberg